UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2008

Oracle Corporation

(Exact name of registrant as specified in charter)

Delaware	000-51788	54-2185193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 Oracle Parkway, Redwood City, California 94065

(Address of principal executive offices) (Zip Code)

(650) 506-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01 Other Events

On February 27, 2008, Oracle Corporation (“Oracle”) issued a press release announcing that the U.S. Department of Justice and Federal Trade Commission have granted early termination of the review period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to the proposed acquisition of BEA Systems, Inc. (“BEA”) by Oracle.

As previously announced, BEA has scheduled a special meeting of its stockholders, to be held at 10:00 a.m. Pacific time on Friday, April 4, 2008 to consider and vote on the proposed merger. The transaction still requires BEA stockholder approval and regulatory clearance from the European Commission and is subject to other closing conditions.

A copy of the press release issued by Oracle announcing the termination of the review period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is filed as an exhibit hereto and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements about Oracle and BEA including statements that involve risks and uncertainties concerning Oracle’s proposed acquisition of BEA. Actual events or results may differ materially from those described, expressed or implied in this press release due to a number of risks and uncertainties, many of which are beyond the control of Oracle or BEA. The potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed, general economic conditions, industry specific conditions and the possibility that Oracle or BEA may be adversely affected by other economic, business, and/or competitive factors. In addition, please refer to the documents that Oracle and BEA, respectively, file with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K. These filings identify and address other important factors that could cause Oracle’s and BEA’s respective financial and operational results to differ materially from those contained in the forward-looking statements set forth in this document. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Oracle or BEA. Oracle and BEA are under no duty to update any of the forward-looking statements after the date of this document to conform to actual results.

Additional Information about the Merger and Where to Find it

In connection with the proposed merger, BEA has filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”). Additionally, BEA and Oracle will file other relevant materials in connection with the proposed acquisition of BEA by Oracle pursuant to the terms of an Agreement and Plan of Merger by and among Oracle, Bronco Acquisition Corporation, a wholly-owned subsidiary of Oracle, and BEA. The materials filed by BEA with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. Investors and security holders of BEA are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.

Oracle, BEA and their respective directors, executive officers and other members of its management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of BEA stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Oracle’s executive officers and directors in Oracle’s most recent Form 10-K and in other relevant materials filed with the SEC when they become available. Information concerning the interests of BEA’s participants in the solicitation, which may, in some cases, be different than those of BEA stockholders generally, is set forth in the materials filed with the SEC on Form 10-K and in the proxy statement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release, dated February 27, 2008, of Oracle Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2008

ORACLE CORPORATION

By:	/s/ DORIAN DALEY
Name:	Dorian Daley
Title	Senior Vice President, General Counsel and Secretary

EXHIBIT LIST

Exhibit No.	Description
99.1	Press Release, dated February 27, 2008, of Oracle Corporation.